EXHIBIT 10.6


         THIS  ACQUISITION  AGREEMENT  dated  as  of  August  30th,  2004  (this
"Agreement"), is made and entered into by and among Systems Evolution Inc., a Texas corporation and Systems Evolution Inc., an Idaho corporation ("Buyer"), and Duration Software Inc., a Texas corporation ("DSI") and the individual parties listed on Exhibit A hereto (jointly, severally and collectively the "Seller").

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Buyer and the Seller have approved an acquisition of Seller by Buyer (the "Acquisition"), in connection with which all of Seller's interest will be conveyed to Buyer in consideration of the purchase price set forth below (together with the other transactions contemplated by this Agreement, the "Transactions");

         WHEREAS,   the   parties   hereto   desire   to   set   forth   certain
representations, warranties and covenants made by each to the other as an inducement to the consummation of the Transactions;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1)
                                THE TRANSACTIONS

         a) Closing Date. The closing of the Transactions (the "Closing") shall take place at the offices of the Seller in Stafford, Texas, as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article IV hereof or at such other time and place and on such other date as Buyer and Seller shall agree; provided that each of the closing conditions set forth in Article IV hereof shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         b) The  Transactions.  Subject  to the  terms  and  conditions  of this
Agreement:

            (a) On the Closing Date, the interest holders of Seller, based upon ownership of Seller as listed in Exhibit A, shall tender to Buyer all interest in and to Seller and receive from Buyer the purchase price consideration set forth below (the "Purchase Price") pro rata according to their share ownership in the Seller as listed in Exhibit A.

            (b) The Purchase Price shall consist of: (i) five (5) checks in the total amount of four hundred fifty thousand Dollars ($450,000.00) made payable to Christopher D. Montgomery for $128,651.25, David R. McCormick for $82,713.75, Richard L. Steinle for $97,365, Frank I. Prevatt for $80,490, D. Scott Friesen for $60,780; (ii) five (5) promissory notes ("Notes"), in the form attached hereto as Exhibit B, made payable to Christopher D. Montgomery for $84,171, David R. McCormick for $66,171, Richard L. Steinle for $59,142, Frank I. Prevatt for $53,142, and D. Scott Friesen for $37,374 in three (3) equal installments with no interest thereon annually thereafter commencing on February 1st, 2005 and ending on February 1st, 2007 ("Final Payout"); and (iii) fifteen million (15,000,000) shares of restricted Common stock of Systems Evolution Inc., an Idaho corporation which is publicly traded on the OTCBB under the symbol "SEVI" ("Buyer Common Stock") with stock certificates made out to Christopher D. Montgomery for 4,208,550 shares, David R. McCormick for 3,308,550 shares, Richard L. Steinle for 2,957,100 shares, Frank I. Prevatt for 2,657,100 shares, and D. Scott Friesen for 1,868,700 shares.

            (c) Any Seller that voluntarily leaves the employ of the Company shall forfeit all monies due for their individual notes payable as defined in ARTICLE I, section 1.2(b), which have not been paid to that point in time.

            (d) The note payable due to David R. McCormick's shall decrease as follows should any Seller voluntarily leave the employ of the
                  Company: by 28.057% for Mr. Montgomery; by 19.714% for Mr. Steinle; by 17.714% for Mr. Prevatt; by 12.458% for Mr. Friesen, which have not been paid to that point in time.

            (e) The Purchase Price and the corresponding initial checks shall be adjusted downward in a pro rata format for Seller's total indebtedness exceeding $200,000, e.g. Current Assets plus A/R minus Liabilities outlined in Schedules 2.2(d) and 2.2(e).

                                   ARTICLE 2)
                         REPRESENTATIONS AND WARRANTIES

         a) Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

            (a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Texas and the state of Idaho. Buyer has all requisite corporate power and corporate authority to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing would not have a Material Adverse Effect on the financial condition of Buyer and its subsidiaries, taken as a whole (a "Buyer MAE"). Buyer is duly qualified to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified would not have a Buyer MAE. Buyer has heretofore delivered to Seller true and complete copies of Buyer's Certificates of Incorporation, as amended, and Buyer's bylaws as in existence on the date hereof.

            (b) Authorization and Validity of Agreement. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the Transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and is the legal valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

            (c) No Conflict. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Buyer under, any provision of (i) the charter or bylaws of Buyer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, guaranty or other financial assurance agreement or other agreement, instrument, permit, concession, franchise or license applicable to Buyer, and
                  (iii) subject to governmental filing and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Buyer, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or liens or encumbrances that individually or in the aggregate would not have a Buyer MAE. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transactions, except for such consents, approvals, orders, authorizations, registrations, declarations, filings and notices as are set forth in Schedule 2.1(c).

            (d) No Lawsuits. Buyer warrants that it is not currently a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.

            (e)   Taxes.

                  (i) all returns and reports,  including,  without  limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to Buyer, have been or will be duly and timely filed, all such Tax Returns are or will be true, correct and complete in all material respects, and all Taxes, including interest and penalties, due and payable whether or not shown on any such Tax Return have been or will be duly and timely paid or adequately provided for in reserves established by Buyer in its consolidated financial statements;

                  (ii) there is no action, suit, proceeding, or claim now proposed or pending against or with respect to Buyer in respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Buyer that has not been adequately provided for in reserves established by Buyer;

                  (iii) no waiver or extension of any statute of  limitations or the period of assessment or collection of any Taxes relating to any federal, state, local or foreign Tax matter has been given by or requested from Buyer and no power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority, in either case that will be outstanding as of the Closing Date and the time for filing any Tax Return relating to Buyer has not been extended to a date later than the date of this Agreement;

                  (iv) except for statutory  liens or  encumbrances  for current
            Taxes not yet delinquent, no liens or encumbrances for Taxes exist upon the assets of Seller;

         b) Representations and Warranties of Seller. Seller hereby, jointly and severally, represents and warrants to Buyer that:

            (f) Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas. Seller has all requisite corporate power and corporate authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such governmental authority would not (i) have a Material Adverse Effect on the assets, properties, business, operations, or condition (financial or otherwise) of Seller, taken as a whole or (ii) prevent or materially adversely affect the ability of Seller to perform and comply with its obligations under this Agreement, or any other agreement to be executed and delivered in connection with the Transactions (a "Seller MAE"). Seller is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not have a Seller MAE. Seller is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not have a Seller MAE. Seller has heretofore delivered to Buyer true and complete copies of Seller's Certificate of Incorporation (the "Corporate Documents"), and Seller's Articles of Organization as in existence on the date hereof.

            (g) Capitalization. The authorized capital stock of Seller consists of 100,000 shares of Seller Stock. As of the date of this Agreement, there were 4,375 shares of Seller Stock issued and outstanding. All issued and outstanding shares of Seller Stock are validly issued, fully paid and non-assessable, were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person, and no holder thereof is entitled to preemptive rights. Seller is not a party to, and is not aware of, (i) any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or (ii) any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Seller.

            (h) Authorization and Validity of Agreement. Seller has all requisite corporate power and authority to enter into this Agreement, and to perform its respective obligations hereunder. The execution and delivery by Seller of this Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable against it in accordance with its terms.

            (i) No Approvals or Notices Required; No Conflict with Instruments to which Seller is a Party. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Seller, any provision of (i) the Corporate Documents of Seller, (ii) except as set forth in Schedule 2.2(d), any loan or credit agreement, note, bond, mortgage, indenture, lease, guaranty or other financial assurance agreement or other agreement, instrument, permit, concession, franchise or license applicable to Seller or any of their respective properties or assets, and (iii) subject to governmental filing and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Seller or their respective properties or assets, other than
                  (A), in the case of clause (ii), any such conflicts, violations, defaults, rights or liens or encumbrances that individually or in the aggregate would not have a Seller MAE. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the Transactions.

            (j) Commission Filings; Financial Statements. Seller is not a public corporation and is not required to file any reports, registration statements and other filings with the Commission.

                  Each of the Seller's consolidated financial statements (including any related notes or schedules) (i) was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and (ii) except for non-compliance that would not have a Seller MAE, complied with the rules and regulations of the Commission. Such consolidated financial statements fairly present the consolidated financial position of Seller as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the un-audited interim financial statements, to the exclusion of normal year-end audit adjustments and footnote disclosures). As of the date hereof, Seller has no liabilities, absolute or contingent, that may reasonably be expected to have a Seller MAE, except (i) those incurred in the ordinary course of business consistent with past operations and not relating to the borrowing of money and (ii) those set forth in Schedule 2.2(e).

            (k) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since the date of the initial Letter of Intent, except as contemplated by this Agreement or set forth in Schedule 2.2(e), Seller has conducted its business only in the ordinary and usual course in accordance with past practice, and there has not been: (i) a Seller MAE; (ii) to the knowledge of Seller, any other condition, event or development that reasonably may be expected to result in a Seller MAE; (iii) any change by Seller in its accounting methods, principles or practices; (iv) any revaluation by Seller of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice; (v) any entry by Seller into any commitment or transaction that would be material to Seller; (vi) any declaration, setting aside or payment of any dividends or distributions in respect of the Seller Stock or any redemption, purchase or other acquisition of any of its securities; (vii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Seller;
                  (viii) any increase in indebtedness of borrowed money other than borrowing under existing credit facilities, the amount of which is disclosed in Schedule 2.2 (d) and (e); (ix) any granting of a security interest or lien or encumbrance on any property or assets of Seller.

            (l) Litigation. Except as disclosed in Schedule 2.2(g), there are no claims, actions, suits, investigations, inquiries or proceedings, pending or, to the knowledge of Seller, threatened against Seller any of their respective properties at law or in equity, wherever located (i) that exist today or
                  (ii) that would otherwise, if adversely determined, have a Seller MAE. Seller is not subject to any judicial, governmental or administrative order, writ, judgment, injunction or decree. Seller, jointly and severally, agrees to indemnify and hold Buyer harmless for any damages, costs and expenses, including reasonable legal fees, for any and all claims, actions, suits, investigations, inquiries or proceedings arising out of those items disclosed in Schedule 2.2(g).

            (m)   Taxes. Except as set forth in Schedule 2.2(h),

                  (i) all returns and reports,  including,  without  limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to Seller, have been or will be duly and timely filed, all such Tax Returns are or will be true, correct and complete in all material respects, and all Taxes, including interest and penalties, due and payable whether or not shown on any such Tax Return have been or will be duly and timely paid or adequately provided for in reserves established by Seller in its consolidated financial statements, except where the failure to file Tax Returns or to pay or provide for Taxes would not result in a Seller MAE;

                  (ii) the charges, accruals and reserves for Taxes with respect to Seller reflected in the consolidated financial statements included in the Seller Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter found to be, or to have been, due with respect to the operations of Seller through the periods covered thereby and Seller has (and as of the Closing Date will have) made all estimated tax payments required with respect to Taxes for Tax Returns not yet due;

                  (iii) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Seller in respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Seller that has not been adequately provided for in reserves established by Seller;

                  (iv) no waiver or extension of any statute of  limitations  or the period of assessment or collection of any Taxes relating to any federal, state, local or foreign Tax matter has been given by or requested from Seller and no power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority, in either case that will be outstanding as of the Closing Date and the time for filing any Tax Return relating to Seller has not been extended to a date later than the date of this Agreement;

                  (v) except for  statutory  liens or  encumbrances  for current
            Taxes not yet delinquent, no liens or encumbrances for Taxes exist upon the assets of Seller;

                  (vi) Seller is not a party to or bound by or has an obligation under any written Tax separation, sharing or similar agreement or arrangement;

            (n) Severance Payments. Except as set forth in Schedule 2.2(i), neither Seller nor any of the Seller Subsidiaries will have any liability or obligation to pay a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Transactions, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Transactions in the event of the subsequent termination of their employment.

            (o) Brokers. Except as set forth in Schedule 2.2(j), no broker, investment banker, or other Person acting on behalf of Seller is or will be entitled to any broker's, finder's or other similar fee or commission in connection with the Transactions.

            (p) Compliance with Laws. Seller hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold could not reasonably be expected to have a Seller MAE (the "Seller Permits"). All applications with respect to such Seller Permits, were complete and correct in all material respects when made and Seller does not know of any reason why any of such permits, licenses, variances, exemptions, orders, franchises and approvals would be subject to cancellation. Seller is in compliance with the terms of the Seller Permits except where the failure to so comply could not reasonably be expected to have a Seller MAE. Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to Seller or its business, assets or operations, except for violations and failures to comply that would not have a Seller MAE.

            (q) Contracts. Schedule 2.2(l) contains a complete list of the following contracts, agreements, arrangements and commitments:
                  (A) all employment or consulting contracts or agreements to which Seller is contractually obligated; (B) current leases, sales contracts and other agreements with respect to any real property of Seller or to which Seller is contractually obligated and current leases, sales contracts or other agreements with respect to personal property of Seller is contractually obligated, in each case having (1) a remaining term of greater than one year or (2) total payments that may be required of Seller exceeding $10,000; (C) contracts or commitments for capital expenditures or acquisitions in excess of $10,000 to which Seller is obligated; (D) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation for the borrowing of money, to which Seller is a party or any of their respective properties is bound; (E) all material indemnification and guaranty or other similar obligations (other than those obligations which occur in the ordinary course of business) to which Seller is bound; (F) any outstanding bonds, letters of credit posted or guaranteed by Seller with respect to any Person, other than those that do not exceed $10,000 in the aggregate; and (G) any covenants not to compete or other obligations affecting Seller that would materially restrict any of them or their affiliates from engaging in any business or activity. True and correct copies of all the instruments described in Schedule 2.2(l) have been furnished or made available to Buyer. Except as noted in
                  Schedule 2.2(l), all such agreements, arrangements or commitments are valid and subsisting and Seller, to the extent each is a party, has duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, and no breach or default exists thereunder by Seller or, to the knowledge of Seller, any other party thereto. There are no material liabilities of any of the parties to any of the contracts between Seller and third parties arising from any breach of or default in any provision thereof, other than such breaches that, individually or in the aggregate, could not reasonably be expected to have a Seller MAE, or that would permit the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of Seller.

            (r)   Title to Property.

                  (i) Seller has good and indefeasible title to, or valid leasehold interests in, all of their properties and assets including all real property and all other properties (tangible or intangible, real or personal) carried on their books as an asset or used exclusively by them in their business.

                  (ii) Seller has  complied in all  material  respects  with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Seller enjoys peaceful and undisturbed possession under all such leases.

            (s) Insurance Policies. Schedule 2.2(n) contains a correct and complete description of all insurance policies of Seller covering Seller, any employees or other agents of Seller or any assets of Seller. Each such policy is in full force and effect, is with responsible insurance carriers and is substantially equivalent in coverage and amount to policies covering companies of the size of Seller and in the business in which Seller is engaged, in light of the risk to which such companies and their employees, businesses, properties and other assets may be exposed. All retroactive premium adjustments under any worker's compensation policy of Seller have been recorded in Seller's financial statements in accordance with generally accepted accounting principles and are reflected in the financial statements.

            (t) Loans. Schedule 2.2(o) sets forth all existing loans, advances or other extensions of credit (excluding accounts receivable arising in the ordinary course of business) by Seller to any party, including inter-company loans, advances, guaranties or extensions of credit.

                                   ARTICLE 3)
                              ADDITIONAL AGREEMENTS

         3.1 Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Seller and Buyer shall (I)make all filings necessary under the applicable Securities Acts, the Exchange Act, the Texas Corporations and Partnership Laws and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) use reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders required in connection with the authorization, execution, and delivery of this Agreement; and (iii) use reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper, or advisable to make effective as promptly as practicable the Transactions.

         a) Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, orally and in writing, of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date; and (ii) any material failure of Seller or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be compiled with or satisfied by it hereunder.


         3.3 Indemnification of Sellers after the Closing Date. After the Closing Date, Buyer shall cause to indemnify and hold the individual parties listed in Exhibit A harmless for any damages, costs and expenses, including reasonable legal fees, for any and all third-party claims, actions, suits, investigations, inquiries or proceedings arising after the Closing Date and out of any actions of said individuals in the ordinary course of business and within the scope of their employment or affiliation with Buyer as officers, directors, employees or independent contractors of Buyer.

                                   ARTICLE 4)
                                   CONDITIONS

         a) Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Agreement and the Transactions shall be subject to the fulfillment of the following conditions:

            (u) That both parties shall enter into employment agreements mutually acceptable before Closing Date, including pro forma for coming three years.

            (v) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Transactions;

            (w) There shall have been obtained any and all material permits, approvals and consents of any governmental body, commission or agency that reasonably may be deemed necessary so that the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Seller MAE or Buyer MAE; and

            (x)   The receipt of all approvals and consents of third persons the
                  granting   of  which  is   necessary   for  the   Transactions
                  contemplated in connection therewith.

            (y) Seller understands and acknowledges that such Buyer Common Stock to be issued will not be registered under the Securities Act of 1933 and will be restricted stock under SEC Rule 144 for a period of at least one year from the date of issuance. Seller acknowledges that the share certificates shall bear some form of restrictive legend as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         b) Additional Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Agreement and the Transactions is, at the option of Buyer, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (z) The representations and warranties of Seller in this Agreement shall be true and correct on the Closing Date as if made on and as of that date, except for changes with the prior written consent of Buyer;

            (aa)  There  shall  have  been no  material  adverse  change  in the
                  assets,   properties,   business,   operations,  or  condition
                  (financial or otherwise) of Seller (taken as a whole);

            (bb) There shall be no liability or claim existing with respect to Seller that is material to Seller, taken as a whole, other than such liabilities or claims the nature and amount of which have been disclosed in all material respects in this Agreement as of the date hereof;

            (cc) All of the other terms, conditions, covenants and agreements to be complied with or performed by Seller under this Agreement on or before the Closing Date shall have been duly complied with or performed in all material respects;

            (dd) Buyer shall provide evidence of ability to perform closing on or before September 30th, 2004, or date otherwise established by Buyer and Seller;

            (ee) The Closing Date shall have occurred on or before September 30th, 2004, or date otherwise established by Buyer and Seller;

            (ff) Seller shall deliver to Buyer customary closing documents, each of which shall be dated as of the Closing Date, duly executed and in a form reasonably satisfactory to Buyer, including a certificate of Seller's general partner confirming all of the matters set forth in Sections 4.2(a)-(d);

            (gg) There shall not have occurred (i) any suspension or limitation on trading in securities generally on any Stock Exchange or the establishment of minimum prices on such Exchange, (ii) a declaration of a banking moratorium either by Federal or New York State authorities or (iii) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of Buyer, impractical or inadvisable to proceed with the consummation of the Transactions contemplated hereby to be consummated at the Closing Date.

            (hh) Closing shall not have occurred before successful closing of funding by the Buyer, defined as two million ($2M) dollars or more.

         c) Additional Conditions to Obligations of Seller. The obligation of Seller to consummate the Transactions contemplated by this Agreement is, at the option of Seller, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

(ii) The representations and warranties of Buyer contained in Section 2.1 shall be accurate as of the date of this Agreement and (except to the extent such representations and warranties speak specifically as of an earlier date) as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been duly complied with and performed in all material respects.

                                   ARTICLE 5)
                               GENERAL PROVISIONS

         a)  Survival  of  Representations,   Warranties  and  Indemnities.  The
representations, warranties and indemnities in this Agreement shall survive the confirmation of the Closing Date until Final Payout.

         b) Public Statements. Seller and Buyer agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby.

         c) Assignment. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

         d) Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in Person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to Seller:

         Christopher D. Montgomery
         Duration Software Inc.
         5407 N. IH
         Suite 406
         Austin, Texas 78723

         with a copy to:

         ------------------------

         ------------------------

         ------------------------

         if to Buyer:

         Mr. Robert C. Rhodes
         Systems Evolution Inc.
         10707 Corporate Drive
         Suite 156
         Stafford, Texas 77477

         with a copy to:

         Roger L. Shoss
         807 S. Post Oak Lane, Suite 223
         Houston, Texas 77056

         or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 5.4. Such notices shall be effective, (i) if delivered in Person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefore.

         e) Governing Law. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the State of Texas, without regard to conflict of laws principles.

         f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

         g) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         h) Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         i) Entire Agreement: Third Party Beneficiaries. This Agreement shall constitute the entire agreement and supersede all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement confers upon any Person not a party hereto any rights or remedies hereunder.

         j) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         IN WITNESS WHEREOF, each of the parties caused this Agreement to be executed on its behalf by its officers thereunto duly authorized and in their individual capacities, all as of the date first above written.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                            BUYER

                                            SYSTEMS EVOLUTION INC.,
                                            a Texas Corporation



                                            By: /s/ Robert C. Rhodes
                                                -------------------------------
                                            Name:  Robert C. Rhodes
                                            Title: Chief Executive Officer


                                            SYSTEMS EVOLUTION INC.,
                                            An Idaho Corporation


                                            By: /s/ Robert C. Rhodes
                                                -------------------------------
                                            Name:  Robert C. Rhodes
                                            Title: Chief Executive Officer



                                            SELLER

                                            DURATION SOFTWARE INC.
                                            a Texas Corporation


                                            By: /s/ Christopher D. Montgomery
                                                -------------------------------
                                            Name:  Christopher D. Montgomery
                                            Title: Chief Executive Officer

EXHIBIT A

                               OWNERSHIP OF SELLER

Duration Software Inc.

---------------------------- ---------------------------------------- ----------
Chris D. Montgomery          CEO                                      28.057%
---------------------------- ---------------------------------------- ----------
David McCormick              Director                                 22.057%
---------------------------- ---------------------------------------- ----------
Richard L. Steinle           COO                                      19.714%
---------------------------- ---------------------------------------- ----------
Frank I. Prevatt             Vice President - Technology              17.714%
---------------------------- ---------------------------------------- ----------
D. Scott Friesen             Vice President - Talent & Culture        12.458%
---------------------------- ---------------------------------------- ----------

                                    EXHIBIT B
                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE


COUNTY OF HARRIS                                            September ____, 2004

STATE OF TEXAS


         FOR VALUE RECEIVED, Systems Evolution Inc., a Texas corporation ("Maker") promises to pay to the order of __________Name___________________ of __________Address____________________, the principal sum of ________ DOLLARS
($________) payable in three (3) equal installments of __________ Dollars ($________) annually commencing on ________________.

         If default be made in the payment when due of any part or installment of this Note, then the whole sum of the principal will become immediately due and payable at the option of the holder of this Note, without notice. Further, if Maker should at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any writ of execution, garnishment, attachment, or other legal process is issued against any deposit account of or other property of the Maker, or if any assessment for taxes against Maker, other than taxes on real property, is made by the federal or state government, or any department of the federal or state government, or if Maker fails to notify holder of any material change in his financial condition, then and in such case all of the obligations of the Maker will, at the option of the holder, become due and payable immediately without demand or notice.

         In the event of commencement of suit to enforce payment of this Note, Maker agrees to pay such additional attorneys' fees and court costs as the court may adjudge reasonable.

         This Note is made and enforceable under the laws of the State of Texas.

         IN WITNESS OF THIS AGREEMENT, Maker has caused this Note to be executed.

                                                     SYSTEMS EVOLUTION INC.

                                                     ------------------------
                                                     Robert C. Rhodes
                                                     Chief Executive Officer

                                    SCHEDULES

2.1(c)   Consents and Approvals of Buyer
         NONE

2.2(d)   Bank Liabilities of Seller

           o  Accounts payable of $ 121,674.16
           o  Credit cards
                o  American Express for $2,217.44
                o  AMEX Optima for $15,089.26
                o  Bank One Platinum Visa for $7,027.01
                o  Bank One Visa for $19,786.52
                o  Bank One Visa2 for $ 21,088.95
                o  MBNA MasterCard for $23,955.82
           o  Lines of Credit
                o  Bank One for $99,639.11
                o  Sun Trust for $27,955.62
           o  Payroll liabilities for $25,101.77

2.2(e)   Other Liabilities of Seller

           o Accrual of $37,500 for profit sharing for payable to employees other than shareholders. This accrual is grossed up by 8% to $40,500.00 due to employment taxes add-on.
           o  Accrual of $5,600 for Seller's 5 year bonus
           o Accrual of $39,786.68 for accrued employee vacation (including 8% add-on)

2.2(g)   Litigation
         NONE

2.2(h)   Taxes
         NONE

2.2(i)   Severance Payments
         NONE

2.2(j)   Brokers
         NONE

2.2(l)   Contracts
         Attached in due diligence packet received by the Company the week of August 23rd, 2004

2.2(n)   Insurance Policies
         5 buy sell life insurance policies to fund buy sell agreements from Northwestern Mutual and identical policies from Banner Life in the amounts of:

         o   Chris Montgomery  $270,000
         o   Dave R. McCormick $270,000
         o   Frank I. Prevatt $180,000
         o   Richard L. Steinle $180,000
         o   D. Scott Freisen $100,000

2.2(o)   Advances and Inter-company Loans of Seller
         NONE.

2.2(p)   Accrued revenues

There will be outstanding accrued revenues not reflected in the A/R which will be considered within the A/R. This amount is to be determined at close date.